Exhibit 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

TIZIANA LIFE SCIENCES LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity Other Debt Other Unallocated (Universal Shelf)	Common Shares Warrants Units (3)	457	(o)	(1)	(1)	$250,000,000	$0.00015310	$38,275

	Total Offering Amounts								$38,275
	Total Fees Previously Paid								-
	Total Fee Offsets								$26,013	(4)
	Net Fee Due								$12,262	(4)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date Rule 457(p)	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Fee Offset Claims	Tiziana Life Sciences Ltd.	F-3	333-252441	1/26/2021	N/A	$26,013	(4)	Equity		(5)		(5)	$250,000,000	(2)	N/A
Fee Offset Sources	Tiziana Life Sciences Ltd.	F-3	333-252441	N/A	1/26/2021	N/A		N/A	N/A		N/A		N/A		$26,013	(4)

(1)	An indeterminate number of securities or aggregate principal amount, as the case may be, of common shares, such indeterminate number of warrants to purchase common shares, and such indeterminate number of units (the “Universal Shelf Securities”), as shall have an aggregate initial offering price not to exceed $250,000,000. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common shares. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.
(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with the sale and issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.
(3)	Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.
(4)	On January 26, 2021, the registrant filed a registration statement on Form F-3 (File No. 333-252441) (the “Prior Registration Statement”), registering, among other securities, the issuance of up to $250,000,000 of common stock (the “Prior Securities”). The registration fee associated with the Prior Securities was $27,275. Pursuant to the Prior Registration Statement, the registrant sold $11,564,794 of Prior Securities, which equates to an associated registration fee of $1,262 based on the total registration fee paid in connection with the filing of the Prior Registration Statement. Accordingly, the unused registration fee paid in connection with the Prior Registration is $26,013. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $250,000,000 of Universal Shelf Securities of the registrant being registered hereby in the amount of $38,275 is offset by $26,013 in registration fees previously paid by the registrant with respect to the Prior Securities that were registered but not issued pursuant to the Prior Registration Statement.